SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT

                      (ORIGINALLY FILED ON JANUARY 3, 1997)

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                           GUARDIAN INTERNATIONAL INC.
                 (FORMERLY EVEREST SECURITY SYSTEMS CORPORATION,
  FORMERLY EVEREST FUNDING CORPORATION, FORMERLY BURNINGHAM ENTERPRISES, INC.)
-------------------------------------------------------------------------------
             (Exact name of the registrant as specified in charter)

        Nevada                                                58-1799634
-----------------------                                 -----------------------
(State of Incorporation)                                (I.R.S. Employer ID No.)

             3880 NORTH 28TH TERRACE, HOLLYWOOD, FLORIDA 33020-1118
             ------------------------------------------------------
                    (Address of principal executive offices)
                        TELEPHONE NUMBER: (954) 926-1800

            EVEREST SECURITY SYSTEMS CORPORATION, 823 NW 57TH STREET,
                         FORT LAUDERDALE, FLORIDA 33309
            ---------------------------------------------------------
             (Former name or address, if changed since last report)

     Items 5 and 7 of the Registrant's Form 8-K filed on January 3, 1997 are hereby amended in their entirety by the following:

Item 5.  Other Events

        The Company had audited financial statements prepared as of August 31, 1996, including the consolidated balance sheet of the Company as of August
31, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the eight months then ended.

        The financial statements are filed under the Item 7 below.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements

                          GUARDIAN INTERNATIONAL, INC.

                   FINANCIAL STATEMENTS AS OF AUGUST 31, 1996

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
  GUARDIAN INTERNATIONAL, INC.

We have audited the accompanying consolidated balance sheet of GUARDIAN INTERNATIONAL, INC. as of August 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the eight months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GUARDIAN INTERNATIONAL, INC. as of August 31, 1996 and the results of its operations and cash flows for the eight months then ended in conformity with generally accepted accounting principles.

                      McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida,
  November 7, 1996.

                          GUARDIAN INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEET
                                 AUGUST 31, 1996

                                     ASSETS

CURRENT ASSETS:
     Cash                                                          $ 3,180,745
     Accounts receivable, net of  $ 66,347
        allowance for doubtful accounts                                540,790
     Other current assets                                              136,545
                                                                   -----------
          Total current assets                                       3,858,080
                                                                   -----------
PROPERTY & EQUIPMENT:

     Station equipment                                                 514,019
     Furniture and office equipment                                     37,404
     Leasehold improvements                                            105,829
                                                                   -----------
                                                                       657,252
    Accumulated depreciation and amortization                         (268,387)
                                                                   -----------
                                                                       388,865
                                                                   -----------
CUSTOMER ACCOUNTS, net                                               4,784,693

INTANGIBLE ASSETS, net                                               1,341,027

OTHER                                                                   11,168
                                                                   -----------
           Total Assets                                            $10,383,833
                                                                   ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expense                               608,365
    Payable to shareholder                                           1,750,000
    Unearned revenue                                                   163,905
    Current portion of debt                                             43,319
          Total current liabilities                                  2,565,589
                                                                   -----------
DEFERRED TAX LIABILITY                                                  63,000

LONG TERM DEBT:

    Equipment installment notes payable                                120,554
    Note payable to financial institution                            4,530,144
                                                                   -----------
          Total long term debt                                       4,650,698
                                                                   -----------
SHAREHOLDERS' EQUITY:
     Common stock, 100,000,000 shares authorized, $.001 par
         value, 6,453,804 shares issued and 6,443,726
            outstanding                                                  6,454
     Additional paid-in capital                                      4,355,494
     Accumulated deficit                                           (1,056,044)
     Stock subscription receivables                                  (201,358)
                                                                   -----------
           Total Liabilities and Shareholders' Equity                3,104,546
                                                                   -----------
                                                                   $10,383,833
                                                                   ===========

The accompanying notes to financial statements are an integral part of this statement.

                          GUARDIAN INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996

REVENUES:
     Monitoring                                                $1,670,171
     Installation                                                 240,642
     Other                                                         54,460
                                                               ----------
          Total revenues                                        1,965,273
                                                               ----------
OPERATING EXPENSES:
     Monitoring - primarily salaries                              238,098
     Installation                                                  87,859
     General and administrative                                   919,773
     Amortization of customer contracts                           395,810
     Depreciation and amortization                                 87,596
                                                               ----------
          Total operating expenses                              1,729,136
                                                               ----------
          Income from operations                                  263,137

INTEREST EXPENSE                                                  351,767

         Loss before provision for taxes                         (115,630)

PROVISION FOR TAXES                                               (63,000)

         Net loss                                              $ (178,630)
                                                               ==========
Loss per share                                                 $    (0.06)
                                                               ==========
Average number of shares outstanding                            3,226,902
                                                               ==========

The accompanying notes to financial statements are an integral part of this statement.


                          GUARDIAN INTERNATIONAL, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996

                                                                     ADDITIONAL                           STOCK
                                               COMMON STOCK            PAID-IN        ACCUMULATED     SUBSCRIPTION
                                        SHARES         AMOUNT          CAPITAL          DEFICIT         RECEIVABLE          TOTAL
                                    -----------     -----------     -----------      -----------      -----------      -----------
Balance, December 31, 1995            3,226,902     $     3,227     $ 1,060,903      $  (877,414)     $      --        $   186,716

Issuance of stock in connection
  with Everest acquisition            3,226,902           3,227       4,962,429             --           (201,358)       4,764,298

Distribution to shareholder                --              --        (1,667,838)            --               --         (1,667,838)

Net loss for period                        --              --              --           (178,630)            --           (178,630)
                                    -----------     -----------     -----------      -----------      -----------      -----------
Balance, August 31, 1996              6,453,804     $     6,454     $ 4,355,494      $(1,056,044)     $  (201,358)     $ 3,104,546
                                    ===========     ===========     ===========      ===========      ===========      ===========

The accompanying notes to financial statements are an integral part of this statement.

                          GUARDIAN INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996

     CASH FLOW FROM OPERATING ACTIVITIES:
     Net loss                                                       $  (178,630)
     Adjustments to reconcile net loss to net cash provided
      by operating activities:
          Depreciation and amortization                                  87,596
          Amortization of customer accounts                             395,810
          Provision for doubtful accounts                                24,047

     Changes in assets and liabilities:
          Accounts receivable                                          (221,516)
          Other  assets                                                     169
          Accounts payable and accrued liabilities                      148,188
          Deferred taxes                                                 63,000
          Unearned revenue                                              103,025
                                                                    -----------
               Net cash provided by operating activities                421,689
                                                                    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of fixed assets                                          (150,563)
     Acquisition of customer accounts                                (2,752,832)
     Cash acquired in acquisition                                     3,153,330
                                                                    -----------
               Net cash provided by investing activities                249,935
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Payments of long-term debt                                     (1,372,309)
      Proceeds from line of credit                                    3,979,649
      Payment of shareholder loans                                     (112,482)
                                                                    -----------
               Net cash provided by financing activities              2,494,858
                                                                    -----------
               Net change in cash                                     3,166,482

Cash, beginning of period                                                14,263
                                                                    -----------
Cash, end of period                                                 $ 3,180,745
                                                                    ===========

NONCASH INVESTING AND FINANCING ACTIVITY:
  Financed acquisition of property                                  $    58,250
                                                                    ===========
  Payable to shareholder                                            $ 1,667,838
                                                                    ===========
  Value of  everest net assets acquired :
     Subscriber accounts acquired                                   $   352,000
     Goodwill                                                       $ 1,223,000
     Other assets                                                   $   332,743
     Purchase price and assumed liabilities                         $(1,870,032)

SUPPLEMENTAL DISCLOSURES:
   Interest paid                                                    $   299,484
                                                                    ===========

The accompanying notes to financial statements are an integral part of this statement.

                          GUARDIAN INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 1996

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS COMBINATION

     On August 28, 1996, Everest Security Systems Corporation ("Everest - the predecessor company") acquired all the outstanding common stock of Guardian International, Inc. ("Guardian"), a non public company, by issuing, 3,226,902 shares of Everest. In addition, the merger specified that $1,750,000 shall be paid to the principal shareholder of Guardian as consideration for consummating the transaction (including repayment of shareholder loans of $82,162). The transaction has been accounted for under the purchase method as a reverse acquisition with Guardian being deemed the acquirer. The name of the surviving entity was changed from Everest to Guardian (" the Company").

     In addition, the Company will issue 484,035 shares of non-voting class B common stock to a financial institution for cancellation of their existing Capital Appreciation Rights, as defined in the loan agreement. Also, in accordance with the terms of an agreement, the financial institution is entitled to receive an additional 150,000 shares of Class B non voting common stock.

     The historical financial statements prior to August 31, 1996 are those of Guardian. The consolidated balance sheet at August 31, 1996, includes the accounts of the surviving entity and its wholly-owned subsidiary. All significant intercompany balances and transaction have been eliminated. Unaudited proforma information giving effect to the acquisition as if it occurred at the beginning of the periods reflected below is as follows:

                                                          UNAUDITED
                                                  8 MONTHS ENDED AUGUST 31,
                                                 ------------------------------
                                                     1996               1995
                                                 -----------        -----------

REVENUES, NET                                    $ 2,833,000        $ 1,508,000
                                                 ===========        ===========
NET LOSS                                         $  (396,200)       $  (309,280)
                                                 ===========        ===========
LOSS PER SHARE                                   $     (0.07)       $     (0.08)
                                                 ===========        ===========
WEIGHTED AVERAGE
   NUMBER OF SHARES OUTSTANDING                    5,383,693          3,844,740
                                                 ===========        ===========
     DESCRIPTION OF BUSINESS
     -----------------------

     The Company operates a central monitoring alarm station and sells and installs alarm systems for residential and commercial customers in Florida.

         CASH AND CASH EQUIVALENTS

          All highly liquid investments purchased with a remaining maturity of three months or less at the date acquired are considered cash equivalents.

         CUSTOMER ACCOUNTS AND INTANGIBLE ASSETS

     Customer accounts acquired from alarm dealers are reflected at cost. The cost of acquired accounts in an acquisition is based on the estimated fair value at the date of acquisition and is included in "Customer accounts, net" in the accompanying consolidated balance sheets. Costs applicable to internally generated customer accounts are expensed as incurred. Customer accounts that are capitalized are amortized on a straight-line basis over a 10 year period. It is the Company's policy to perform monthly evaluations of acquired customer account attrition and, if necessary, adjust the remaining useful lives. The Company periodically estimates future cash flows from customer accounts. Because expected cash flows have exceeded the unamortized cost of customer accounts the Company has not recorded an impairment loss.

     Intangible assets are recorded at cost and amortized over their estimated useful lives. The carrying value of intangible assets is periodically reviewed and impairments are recognized when expected operating cash flows derived from such intangibles is less than their carrying value.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciated using accelerated methods over the estimated useful lives.

     REVENUE RECOGNITION

     Revenues are recognized when installation of security alarm systems has been performed and when monitoring services are provided. Customers are billed for monitoring services primarily on a monthly or quarterly basis in advance of the period in which such services are provided. Unearned revenues result from billings in advance of performance of monitoring. Costs of providing installations, including inventory, are charged to income in the period when the installation occurs, except in cases where the Company maintains ownership of the equipment installed, in which case the Company capitalizes the cost of the equipment to property and equipment and amortizes the amount over a seven year period. Losses on contracts for which future costs are anticipated to exceed revenues are recognized in the period such losses are identified. Contracts for monitoring services are generally for an initial non-cancelable term of five years with automatic renewal on an annual basis thereafter unless terminated by either party. A substantial number of contracts are on an automatic renewal basis.

     INCOME TAXES

     Everest, the predecessor company, is a C Corporation subject to income taxes at the corporate level. Prior to the merger Guardian was an S Corporation and subject to tax at the shareholder level. As a result of the merger on August 28, 1996, Guardian's S Corporation status was terminated and any future earnings will be subject to income taxes at the corporate level.

     The Company has established deferred tax assets and liabilities for temporary differences between financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables from large number of customers, including both residential and commercial. The Company extends credit to its customers in the normal course of business, performs periodic credit evaluations and maintains allowances for potential credit losses.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   PURCHASED CUSTOMER ACCOUNTS

     The following is an analysis of the changes in acquired customer accounts for the eight months ended August 31, 1996:

Balance, December 31, 1995                                $ 2,075,671
  Purchase of customer accounts                             2,752,832
  Customer accounts acquired in merger                        352,000
                                                          -----------
                                                            5,180,503
  Amortization and write-off of customer
     accounts                                                (395,810)
                                                          -----------
Balance, August 31, 1996                                  $ 4,784,693
                                                          ===========

     In conjunction with certain purchases of customer accounts, the Company withholds a portion of the price as a credit to offset qualifying attrition of the acquired customer accounts and for purchase price settlements of assets acquired and liabilities assumed. At August 31,

1996, the Company withheld $68,940 in connection with the acquisition of customer accounts which is reflected as "accounts payable and accrued expenses" in the balance sheet.

   3 INTANGIBLE ASSETS

     Intangible assets consist of the following at August 31, 1996:

                                                     AMORTIZATION
                                                        PERIOD         AMOUNT
                                                     ------------   -----------
Excess of acquisition cost over
   the net assets acquired                             10 years     $ 1,223,000

Covenant not to compete, organization costs
    and other                                          Various          193,455
                                                                    -----------
                                                                      1,416,455

     Less accumulated amortization                                      (75,428)
                                                                    -----------
                                                                    $ 1,341,027
                                                                    ===========

     Deferred financing costs, totaling $422,761, will be incurred as a result of issuing to a financial institution 484,035 shares of nonvoting Class B common stock as described in Note 1 - "Business Combination". These costs will be charged to operations as additional interest expense over three years, the life of the related indebtedness.

4.   NOTES  PAYABLE TO FINANCIAL INSTITUTION

     The Company has a $7 million line of credit with a financial institution for the purpose of borrowing funds to acquire customer alarm accounts. Borrowings ($4,530,144 at August 31, 1996) under the agreement bear interest at 3% above prime. The loan is collateralized by the Company's assets and matures on November 30, 1999. The principal shareholders of the Company have personally guaranteed $700,000 of the loan and pledged their stock as collateral. The agreement contains certain conditions including, but not limited to, restrictions related to indebtedness, net worth and distribution payments to shareholders other than $1,750,000 which was paid to a shareholder subsequent to August 31, 1996.

5.   RELATED PARTY TRANSACTIONS

     LEASED FACILITIES

     The Company leases its monitoring facilities from an affiliate which is owned by the principal shareholders of the Company at an annual rental of approximately $51,000 (plus annual increases not to exceed 3%) through December 31, 1999 with an option to renew for an additional 5 years under the same terms.

6.   INCOME TAXES

     The components of deferred tax assets and liabilities at August 31, 1996 are as follows:

Deferred Tax Assets -
     Net operating loss carry forwards                 $ 48,500
     Allowance for doubtful accounts                     22,500
                                                       --------
           Total deferred tax assets                     71,000
                                                       --------
Deferred Tax Liabilities -
     Difference in amortization of customer
       contracts                                        120,200
     Other                                               13,800
                                                       --------
           Total deferred tax liabilities               134,000
                                                       --------
            Net deferred tax liability                 $ 63,000
                                                       ========

     The conversion of Guardian from an S Corporation to C Corporation resulted in recognition of the net deferred tax liability of $63,000 reflected above.

     At August 31, 1996, the Company has net operating loss carry forwards for federal income tax purposes of approximately $143,000 which expires in 2010. These net operating loss carry forwards will be subject to significant annual limitations on utilization in future years as a result of the merger and related change in ownership control of the company.

7.   PRO FORMA DATA (UNAUDITED)

     Pro Forma Income Tax Credit  -
         For informational purposes, the statement of operations includes a pro forma income tax credit that would have resulted if the Company had been a C Corporation and able to utilize its operating losses.

     Pro Forma Net Loss Per Share -
         Pro forma net loss per share is computed by dividing the pro forma net loss by the pro forma number of shares of common stock outstanding during the periods.

     Pro Forma Shares Outstanding -
         Pro forma shares outstanding represent the number of shares of common stock outstanding after giving retroactive effect to the 3,226,902 shares issued in connection with the merger. Accordingly, the calculation of the pro forma number of shares of common stock outstanding would be 5,383,693 and 3,844,740 for the eight months ended August 31, 1996 and 1995, respectively.

8.   STOCKHOLDERS' EQUITY

     (a)  Common Stock

     The Company has authorized the issuance of up to 100,000,000 shares of common stock with a par value of $.001 each. At August 31, 1996 there were 6,453,804 shares of common stock issued and 6,443,726 shares outstanding.

     (b)  Stock Subscription Notes Receivable

     In December 1995, the Company issued 285,000 shares of common stock at $2 per share ($570,000 in the aggregate). The proceeds from the sale of the common stock were evidenced by an 8% stock subscription note receivable due in January 1996 and collateralized by the common stock. As of August 31, 1996 there remains an outstanding balance of $201,358 ($179,760 of principal and $21,598 of interest) under the notes receivables. The $201,358 has been reflected as "stock subscriptions receivable" and a reduction of stockholder's equity in the accompanying balance sheet. Management is in the process of attempting to collect the outstanding amounts or have the applicable common shares returned.

9.   STOCK OPTIONS

     The Company, through Everest, has issued stock options to various employees to purchase 100,000 and 10,000 shares of common stock at $2 and $3 per share, respectively, and issued options to purchase 74,720 shares at $2 per share to an investment banker. As of August 31, 1996, all stock options were exercisable.

The following is a summary of stock option activity for the eight months ended August 31, 1996:

                                                               WEIGHTED AVERAGE
                                                OPTION SHARES   EXERCISE PRICE
                                                -------------   --------------

Outstanding at January 1, 1996
     Granted                                         --               --
     Assumed in connection with merger            184,720          $2.05
     Canceled                                        --               --
     Exercised                                       --               --
                                                  -------          -----
Outstanding at August 31, 1996                    184,720          $2.05
                                                  =======          =====


As discussed above, the stock options were issued by Everest. Accordingly, no compensation expense has been recognized for the issuance of the stock options in the accompanying financial statements. The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for stock based compensation. Had the pro forma compensation been recorded based on the fair value at the grant dates for awards consistent with the method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), the pro forma net loss and the pro forma net loss per share would have increased as follows:

                                                     UNAUDITED
                                             FOR THE EIGHT MONTHS ENDED
                                                     AUGUST 31,
                                             --------------------------
                                                1996           1995
                                                ----           ----
Pro forma net loss:
  As reported                                 $396,200       $309,280
  Pro forma for SFAS No. 123                  $414,100       $    (a)

Pro forma net loss per share:
  As reported                                 $   0.07       $   0.08
  Pro forma for SFAS No. 123                  $   0.08       $    (a)

     (a) There were no options granted between January 1, 1995 and August 31, 1995.

The value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model using the following weighted average assumptions: expected volatility approximating 70%, risk-free interest rate approximating 6%, expected dividends of $0 and expected lives of 4 years.

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GUARDIAN INTERNATIONAL, INC.



                                   Date:  April 22, 1997
                                   By:  /s/ ROBERT K. NORRIS
                                      -----------------------------------
                                      Robert K. Norris
                                      Chief Financial Officer and Senior
                                        Executive Vice President


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